EX-10.2
             FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

             FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

     THIS FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT (this "Amendment") is made and entered into this 31st day of August 2005, by and among World Am, Inc., a Nevada corporation ("WDAM"), on the one hand, and Senz-It, Inc., a California corporation ("Senz-It") and the shareholders of Senz-It identified on the signature page hereof (the "Shareholders"), on the other hand, for the purpose of amending the Share Exchange Agreement dated June 10, 2005 (the "Agreement"), by and among WDAM, Senz-It and the Shareholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                                 RECITALS

     WHEREAS, the parties hereto desire to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Section 2 is hereby deleted in its entirety and replaced with the following:

        2. Purchase Price. As consideration for the purchase of the Senz-It Shares, WDAM shall issue to the Shareholders, as set forth in Exhibit A, a warrant to purchase a total of Eighteen Million (18,000,000) shares of WDAM common stock (the "WDAM Warrant"), a copy of which is attached hereto as Exhibit B, and Fifty Five (55) shares of WDAM Series B Preferred Stock, the rights, privileges, and preferences of which are set forth in the Restated Certificate of Designation (the "Series B Preferred Stock Certificate of Designation") in Exhibit C attached hereto and made a part hereof (the "WDAM Preferred Shares" and, together with the WDAM Warrant and the shares of WDAM common stock underlying the exercise of the WDAM Warrant (the "WDAM Common Shares"), the "WDAM Securities").

     2. The first sentence of Section 3 is hereby deleted in its entirety and replaced with the following:

        3. Closing. The closing of the sale and purchase of the Senz-It Shares (the "Closing") shall take place on August 31, 2005 at the offices of WDAM, 1400 West 122nd Avenue, Suite 104, Westminster, CO 80234, or at such other date, time and place as may be agreed upon in writing by the parties hereto, but not later than August 31, 2005 (the" Termination Date").

     3. The WDAM Preferred Shares referenced in Section 3.1(B)(i) shall be delivered by WDAM within ten (10) business days of the Closing.

     4.  The following provision is hereby deleted in its entirety:

         Section 3.1(C)(ii)

            (ii) written confirmation of the approval of the herein described transactions by WDAM's shareholders

     5. Section 5.4 is hereby deleted in its entirety and replaced with the following:

        5.4 Capitalization. The authorized capital stock of WDAM consists of 1,500,000,000 shares of common stock, par value $0.0001, of which 66,570,285 shares are issued and outstanding, and 80,000,000 shares of preferred stock, par value $0.0001, of which 1,370* shares are issued but not outstanding (*the 1,370 shares of Class A preferred stock will not become outstanding until a contractual triggering event occurs). Of the preferred shares authorized, 40,000,000 have been designated as Class A and 55 have been designated as Class B.

     6.  The following provision is hereby deleted in its entirety:

          Section 7.8

          7.8 Shareholder Meeting Materials. WDAM agrees to timely prepare, file with the Securities and Exchange Commission, and deliver to its shareholders, materials necessary to obtain approval of the transactions contemplated by this Agreement, and to provide the materials to Senz-It for its review prior thereto.

     7.  The following provision is hereby added to Article 7:

        7.11 No Issuance of Securities. WDAM agrees, and will obtain agreement from each of its Directors prior to the Closing, that no securities of WDAM shall be issued without the written permission of all of the Shareholders, except shares issued for services as agreed by WDAM and the Shareholder, and no action will be taken that could result in the shares of Series A Preferred Stock to be considered outstanding, unless and until the Director and Officer insurance set forth in Section 7.9 is obtained.

     10. The following provisions are hereby deleted in their entirety:

          Section 9.1(D)

            D. Approval by WDAM Shareholders. The Closing shall be subject to the approval of the transactions contemplated hereby by the shareholders of WDAM.

          Section 9.2(D)

            D. Approval by WDAM Shareholders. The Closing shall be subject to the approval of the transactions contemplated hereby by the shareholders of WDAM.

     11. Exhibit A is hereby deleted in its entirety and replaced with the exhibit attached hereto as Exhibit A.

     12. Exhibit B is hereby deleted in its entirety and replaced with the exhibit attached hereto as Exhibit B.

     13. Exhibit C is hereby deleted in its entirety and replaced with the exhibit attached hereto as Exhibit C.

     14. The obligation of Senz-It to deliver Exhibit G, and the obligation of WDAM to deliver Exhibit H, is hereby waived.

     15. Except as expressly provided herein, the Agreement shall remain in full force and effect.

     16. This Amendment may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, WDAM, Senz-It, and the Shareholders have caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

"Senz-It"                              "WDAM"


Senz-It, Inc.,                         World Am, Inc.,
a California corporation               a Nevada corporation



/s/  Robert Hovee                      /s/  James H. Alexander
By:  Robert Hovee                      By:  James H. Alexander
Its:  Chairperson                      Its:  President


"Shareholders"



SUTI Holdings, LP



By:  Select University
Technologies, Inc.

Its:  General Partner



/s/  Frederick T. Rogers

By:  Frederick T. Rogers

Its:  President



                                        Exhibit A

                                      Senz-It Shares

Name                  No. of Senz-It      No. of WDAM          No. of WDAM
                          Shares          Common Shares        Preferred
                                           Underlying            Shares
                                          WDAM Warrant

SUTI Holdings, LP        1,000,000        18,000,000             55